Exhibit 10.1

EXECUTION VERSION

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of March 2, 2018 is by and among NATIONAL OILWELL VARCO, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Resigning Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture dated as of November 20, 2012 as amended and supplemented (i) by way of a Second Supplemental Indenture dated as of November 20, 2012, providing for the issuance of 2.60% Senior Notes due 2022 in the amount of $1,400,000,000 (the “Second Supplement”), and (ii) by way of a Third Supplemental Indenture dated as of November 20, 2012, providing for the issuance of 3.95% Senior Notes due 2024 in the amount of $1,100,000,000 (the “Third Supplement” and, together with the Second Supplement, the “Indenture”) entered into by the Company and the Resigning Trustee.

WHEREAS, the Company appointed the Resigning Trustee as the Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture;

WHEREAS, there is presently issued and outstanding $2,500,000,000 in aggregate principal amount of Notes;

WHEREAS, Section 610 (b) of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company;

WHEREAS the Resigning Trustee delivered a notice of resignation in its capacity as Trustee to the Issuer in accordance with Section 611 on March 2, 2018;

WHEREAS, the Resigning Trustee desires to confirm its notice of resignation as Trustee, and desires to resign as Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture, and the Company desires to appoint the Successor Trustee as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture to succeed the Resigning Trustee in each of such capacities under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee. The Resigning Trustee hereby confirms its notice of resignation as Trustee and hereby resigns as Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Registrar under the Indenture. The Company hereby appoints the Successor Trustee as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture. The Company hereby acknowledges that the Successor Trustee shall be the Trustee (as of the Trustee Effective Date (as defined below)) and the Security Registrar, Transfer Agent, Paying Agent and Security Registrar (in each case, as of the Agents Effective Date (as defined below)) under the Indenture and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian. For avoidance of doubt, this Instrument shall constitute the written acceptance of appointment by the Successor Trustee, in each case, pursuant to Section 611 of the Indenture.

2. Company Representations and Warranties and Covenants.

(a)	The Company hereby represents and warrants to the Successor Trustee that:

i. It is duly organized and validly existing under the laws of the State of Delaware;

ii. It has full power, authority, and right to execute, deliver and perform this Instrument;

iii. The Indenture was validly and lawfully executed and delivered by the Company and is in full force and effect;

iv. The current outstanding aggregate principal amount of the Notes is $2,500,000,000;

v. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture;

vi. Assuming the accuracy of the representation made by the Successor Trustee in Section 4 hereof, all conditions precedent relating to the appointment of the Successor Trustee as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Registrar under the Indenture have been complied with, and such appointment is permitted by the Indenture;

vii. No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture; and

viii. The documents listed on Exhibit A represent all of the Notes Documents and all other documents related to the transactions contemplated thereby, and there have been no other written supplements, amendments or waivers thereto except as reflected on such exhibit.

(b)

The Company shall deliver, or cause to be delivered, to Successor Trustee, as of or immediately after the Trustee Effective Date, to the extent available, all of the documents listed in Exhibit C hereto.

(c)

The Issuer confirms that it will pay all outstanding fees and expenses, including fees and expenses of counsel, due and owing to the Resigning Trustee concurrently with the execution and delivery of this Instrument.

3. Resigning Trustee Representations and Warranties and Covenants.

(a) The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

i. There is no action, suit or proceeding pending or, to the knowledge of the Resigning Trustee, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar, Transfer Agent or Paying Agent under the Indenture;

ii. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the respective holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

iii. Notwithstanding anything set forth herein, the Resigning Trustee makes no representation or warranty regarding matters set forth in or in any way relating to the Holders’ and Issuer’s correspondence;

iv. The Resigning Trustee has full power, authority, and right to execute, deliver and perform this Instrument;

v. The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation;

vi. $2,500,000,000 in principal amount of Notes is outstanding, and interest due on the Notes has been paid to December 1, 2017; and

vii. The documents listed on Exhibit A represent all of the Notes Documents and documents related to the transactions contemplated thereby, and there have been no other written supplements, amendments or waivers thereto except as reflected on such exhibit.

(b)

The Resigning Trustee shall deliver, or cause to be delivered, to Successor Trustee, as of or immediately after the Trustee Effective Date, to the extent available, all of the documents listed in Exhibit C hereto.

4. Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that:

a.	The Successor Trustee is eligible and qualified to serve as Trustee pursuant to Section 609 of the Indenture;

b.	The Successor Trustee has full power, authority, and right to execute, deliver and perform this Instrument; and

c.

The execution and delivery of this Instrument has been duly authorized by the Successor Trustee, and this Instrument constitutes the Successor Trustee’s legal, valid, binding and enforceable obligation.

5. Assignment by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee (effective on the Trustee Effective Date) and as Security Registrar, Transfer Agent, Paying Agent and Security Custodian (effective as of the Agents Effective Date) under the Indenture, all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture.

6. Acceptance by Successor Trustee. The Successor Trustee accepts its appointment as Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian under the Indenture and shall assume said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, substantially in the form annexed hereto as Exhibit A, to be sent to the Company and each Holder of the Notes. The parties hereto acknowledge and agree that, notwithstanding the assignment and assumption provided for herein, the Resigning Trustee shall retain responsibility for actions or omissions taken by it prior to the Trustee Effective Date (with respect to its capacity as Trustee) and the Agents Effective Date (with respect to its capacities as Security Registrar, Transfer Agent, Paying Agent and Security Custodian) to the extent, but only to the extent, expressly provided in the Indenture. The Successor Trustee shall have no liability or responsibility under the Indenture or any related document, for any action or omission of the Resigning Trustee or any other Person occurring prior to the Trustee Effective Date (with respect to its capacity as Trustee) and the Agents Effective Date (with respect to its capacities as Security Registrar, Transfer Agent, Paying Agent and Security Custodian). For the avoidance of doubt, and without limiting the generality of the previous sentence, this Instrument shall not constitute an assumption by the Successor Trustee of any liability arising prior to the Resigning Trustee’s resignation of its duties under the Indenture. The Resigning Trustee (a) shall remain liable and responsible under the Indenture for its actions or omissions occurring prior to the Trustee Effective Date (with respect to its capacity as Trustee) and the Agents Effective Date (with respect to its capacities as Security Registrar, Transfer Agent, Paying Agent and Security Custodian); and (b) shall have no liability or responsibility under the Indenture for any action or omission of any other Person occurring on or after the Trustee Effective Date (with respect to its capacity as Trustee) and the Agents Effective Date (with respect to its capacities as Security Registrar, Transfer Agent, Paying Agent and Security Custodian). Other than the documents listed in Exhibit C hereto, the Successor Trustee shall not be deemed to have knowledge of any other documents or information related to the transactions contemplated by the this Instrument and shall have no liability or responsibility for taking any action or refraining from any action related to any such documents.

7. Additional Documentation. The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Company or the Successor Trustee, at Company’s expense, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things (including delivery of such other documents) as may reasonably be required by the Company or the Successor Trustee.

8. Choice of Laws; Waiver of Jury Trial; Submission to Jurisdiction. This Instrument shall be governed by the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT. In relation to any legal action or proceedings arising out of or in connection with this Instrument, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

9. Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all counterparts shall constitute but one Instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

10. Patriot Act. The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Company agrees that it will provide the Successor Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA Patriot Act.

11. Notices. All notices, whether faxed or mailed, will be deemed received in accordance with Section 13.01 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

Wells Fargo Bank, National Association

Corporate Trust Services

125 High Street

Boston, Massachusetts 02110-2704

Facsimile: (866) 558-8345

Attention: Patrick T. Giordano

TO THE RESIGNING TRUSTEE:

U.S. Bank

111 Fillmore Avenue E.

St. Paul, MN 55107

With a copy to:

U.S. Bank National Association

8 Greenway Plaza

Houston, TX. 77046

Facsimile: 713.212-3718

Attention: Alejandro Hoyos

TO THE COMPANY:

National Oilwell Varco, Inc.

Brigitte Hunt

NOV – Asst. General Legal Counsel

7909 Parkwood Circle Drive

Houston, TX 77036

Office: 713-634-3116

Fax: 713-346-7995

Email: Brigitte.Hunt@nov.com

With a copy to:

National Oilwell Varco, Inc.

Trevor B. Martin

NOV – Treasury

7909 Parkwood Circle Drive

Houston, TX 77036

Office: 713-346-7752

Fax: 713-346-7870

Email: Trevor.Martin@nov.com

12. Effectiveness. This Instrument and the resignation, appointment and acceptance of the Trustee role under the Indenture by Wells Fargo Bank, National Association effected hereby shall be effective upon the execution of this Instrument by all parties (the “Trustee Effective Date”). The resignation, appointment and acceptance of the roles of Security Registrar, Transfer Agent, Paying Agent and Security Custodian shall be effective, automatically without the need for further action ten (10) Business Days after the date hereof (such date, the “Agents Effective Date”).

[Signature Pages Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as SUCCESSOR TRUSTEE

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Tripartite Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as RESIGNING TRUSTEE

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Vice President

[Signature Page to Tripartite Agreement]

NATIONAL OILWELL VARCO, INC. as COMPANY

By:	/s/ Trevor B. Martin
Name:	Trevor B. Martin
Title:	Vice President & Treasurer

EXHIBIT A

[Wells Fargo Bank, National Association Letterhead]

Notice to Holders of:

National Oilwell Varco, Inc. (the “Company”) 2.60% Senior Unsecured Notes due 2022 (the “Notes”) CUSIP No. 637071 AJ0 and 3.950% Senior Unsecured Notes due 2042 (the “Notes”) CUSIP No. 637071 AK7

IMPORTANT TIME-SENSITIVE INFORMATION.

PLEASE FORWARD THIS NOTICE TO BENEFICIAL HOLDERS IMMEDIATELY.

NOTICE OF APPOINTMENT OF SUCCESSOR TRUSTEE

This notice is delivered in accordance with Section 611 of that certain Indenture, dated as of November 20, 2012 (as supplemented, modified or amended from time to time, the “Indenture”), by and among the Company, and U.S. Bank National Association, as Trustee, pursuant to which the above-referenced Notes were issued and are outstanding. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Indenture.

Please be advised that, pursuant to Section 610 of the Indenture, U.S. Bank National Association has resigned as Trustee under the Indenture. Pursuant to Section Section 611 of the Indenture, the Company has appointed Wells Fargo Bank National Association as successor Trustee, Security Registrar, Transfer Agent, Paying Agent and Security Custodian, and Wells Fargo Bank, National Association has accepted such appointment. U.S. Bank National Association’s resignation as Trustee and Wells Fargo Bank, National Association’s appointment as successor Trustee was effective as of March 2, 2018. U.S. Bank National Association’s resignation as Security Registrar, Transfer Agent, Paying Agent and Security Custodian, and Wells Fargo. Bank, National Association’s appointment as Security Registrar, Transfer Agent, Paying Agent and Security Custodian will be effective as of March 2, 2018.

Please be advised .that, pursuant to the Indenture, funds held under the Indenture are to be used for payment of the fees and costs incurred or to be incurred by the Trustee in performing its duties, as well as for any indemnities owing or to become owing to the Trustee. This includes, but is not limited to, compensation for Trustee time spent, and the fees and costs of counsel and other agents it employs, to pursue remedies or other actions to protect the interests of holders.

[1]	Trustee is not responsible for selection or use of CUSIP. It is included solely for holder convenience.

The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders. Holders should not rely on the Trustee as their sole source of information. The Trustee makes no recommendations and gives no investment or legal advice.

Holders with questions about this notice should direct them, in writing, to: Patrick T. Giordano, Vice President, Wells Fargo Bank National Association, 125 High Street, 15th Floor Boston Massachusetts 02110-2704. Holders with other questions may contact Wells Fargo Bank at 1-800-344-5128.

Wells Fargo Bank National Association,

as Trustee

March 2, 2018

EXHIBIT A

Documents to be delivered to Successor Trustee

•	a copy of the executed Indenture dated as of November 20, 2012;

•	a copy of the executed Second Supplemental Indenture dated as of November 20, 2012;

•	a copy of the executed Third Supplemental Indenture dated as of November 20, 2012;

•	a copy of the 2.60% Senior Notes due 2022, Registered Global Note, dated as of November 20, 2012 with serial number R-1 (CUSIP 637071AJ0);

•	a copy of the 3.95% Senior Notes due 2042, Registered Global Note, dated as of November 20, 2012 with serial number R-1 (CUSIP 637071AK7);

•	Copies of the most recent of each of the SEC reports delivered by the company pursuant to Section 704 of the Indenture

•	A copy of the most recent compliance certificate delivered pursuant to Section 1005 of the Indenture